Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan); Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan); Registration Statements on Form S-3 No. 333-00415 and No. 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan); Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan); Registration Statements on Form S-8 No. 33-38700 and No. 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan); Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan); Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees); Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan); Registration Statement on Form S-3 No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities); Registration Statements on Form S-3 No. 333-36270 and 333-74996 (relating to the Xcel Energy Direct Purchase Plan); Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.), Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer); Post-Effective Amendment No. B-1 on Forms S-3 to Registration Statement on Form S-4 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer) and Registration Statement on Form S-3 No. 333-082352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock) of our report dated September 5, 2002 (which expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to the adoption of Statement of Financial Accounting Standard No. 133, and includes an emphasis of a matter paragraph regarding management’s plans related to NRG Energy, Inc.’s, credit rating downgrade and liquidity issues), appearing in this Form 8-K.

DELOITTE AND TOUCHE LLP

September 12, 2002
Minneapolis, Minnesota